Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-269735 on Form S-1 of our report dated March 28, 2023 (May 21, 2023, as to the effects of the reverse recapitalization described in Note 1), relating to the consolidated financial statements of LanzaTech NZ, Inc. and subsidiaries. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
December 15, 2023